EXHIBIT 99.1

Nanophase Announces Successful Litigation Settlement

ROMEOVILLE, Ill., April 11, 2024 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB: NANX), a leader in mineral-based and scientifically-driven health care solutions across beauty and life science categories — with innovations that protect skin from environmental aggressors and aid in medical diagnostics — announced today that it has agreed to a successful and amicable resolution of all ongoing litigation with BASF. The parties have executed a Settlement Agreement, an amendment to their existing supply contract, and a joint stipulation to dismiss the case with prejudice to be filed in the Superior Court of New Jersey within the next five business days.

“We are happy to conclude this litigation on positive terms. BASF has been a good partner to Nanophase over the years, and we expect that partnership to continue to bear fruit in the future,” said Nanophase President and Chief Executive Officer, Jess Jankowski. “Our commercial teams have remained aligned throughout the litigation process, but I know that all of us are excited and looking forward to focusing all of our energies on enhancing the commercial success of our businesses. Completion of the settlement allows Nanophase and Solésence to focus on what we do best, while continuing to support our sale of mineral-based Active Pharmaceutical Ingredients (“API”), into a market that recognizes the benefits these solutions bring,” continued Jankowski. “With this behind us, we expect our API and Solésence finished products business to continue to grow, enhanced further by now having the benefit of our undivided attention.”

About Nanophase Technologies

Nanophase Technologies Corporation (OTCQB: NANX), www.nanophase.com, is a leading innovator in mineral-based and scientifically driven healthcare solutions across beauty and life science categories, as well as other legacy advanced materials applications. Leveraging a platform of integrated, patented, and proprietary technologies, the Company creates products with unique performance, enhancing consumers' health and well-being. We deliver commercial quantity and quality engineered materials both as ingredients and as part of fully formulated products in a variety of formats.

About Solésence Beauty Science

Solésence, www.solesence.com, a wholly owned subsidiary of Nanophase Technologies, is changing the face of skin health with patented, mineral-based technology that is embraced by leading performance-driven and clean beauty brands alike. Our patented products for brands transform the way mineral actives look, feel and function — enabling textures never-before-seen in the mineral space and inclusivity never-before-seen in the sun care space. Solésence’s innovative formulations offer best-in-class UV protection, unparalleled free radical prevention to protect against pollution, and enhanced antioxidant performance.

Forward-Looking Statements

This press release contains words such as “expects,” “shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance, and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s engineered materials, ingredients, and fully formulated products; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 28, 2024. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties, or other contingencies.

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